Exhibit 99.2

August 3, 2023

Liberty Media Corporation Completes Reclassification of Tracking Stocks

ENGLEWOOD, Colo.—(BUSINESS WIRE)—Liberty Media Corporation (“Liberty Media”) (Nasdaq: LSXMA, LSXMB, LSXMK, FWONA, FWONK, LLYVA, LLYVK) announced it completed, effective as of 5:00 p.m., New York City time, on August 3, 2023, the previously announced reclassification of its existing Liberty SiriusXM common stock and Liberty Formula One common stock into three new tracking stocks: new Liberty SiriusXM common stock, new Liberty Formula One common stock and Liberty Live common stock (each with three series of common stock) (the “Reclassification”). In the Reclassification,

•	each outstanding share of Liberty SiriusXM common stock was reclassified into one share of the corresponding series of new Liberty SiriusXM common stock and 0.2500 of a share of the corresponding series of Liberty Live common stock, and

•	each outstanding share of Liberty Formula One common stock was reclassified into one share of the corresponding series of new Liberty Formula One common stock and 0.0428 of a share of the corresponding series of Liberty Live common stock.

Cash will be paid in lieu of any fractional shares of Liberty Live common stock. Holders of Liberty Media common stock should contact their broker or other nominee for additional details or questions regarding cash in lieu payments.

Liberty Media anticipates that the newly issued shares will commence trading or quotation in the regular way on the Nasdaq Global Select Market or the OTC Markets, as applicable, on Friday, August 4, 2023 under the following symbols:

Nasdaq Global Select Market
Tracking Stock	Symbol
Series A Liberty SiriusXM common stock	LSXMA
Series B Liberty SiriusXM common stock	LSXMB
Series C Liberty SiriusXM common stock	LSXMK
Series A Liberty Formula One common stock	FWONA
Series C Liberty Formula One common stock	FWONK
Series A Liberty Live common stock	LLYVA
Series C Liberty Live common stock	LLYVK
OTC Markets
Tracking Stock	Symbol
Series B Liberty Formula One common stock	FWONB
Series B Liberty Live common stock	LLYVB

Effective as of the Reclassification, Liberty Media has outstanding an aggregate of approximately 25.6 million shares of Series A Liberty Live common stock, 2.5 million shares of Series B Liberty Live common stock and 63.6 million shares of Series C Liberty Live common stock.

Forward-Looking Statements

This communication includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to the commencement of trading or quotation, as applicable, of the shares of Liberty Media common stock. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward-looking statements speak only as of the date of this communication, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including its Registration Statement on Form S-4 (File No. 333-268921), as amended, and its most recent Forms 10-K and 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Media subsequently files with the SEC, for additional information about Liberty Media and about the risks and uncertainties related to Liberty Media’s business which may affect the statements made in this communication.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Formula One Group and the Liberty Live Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media’s interest in SiriusXM. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) include Liberty Media’s subsidiary Formula 1 and other minority investments. The businesses and assets attributed to the Liberty Live Group (NASDAQ: LLYVA, LLYVK) include Liberty Media’s interest in Live Nation and other minority investments.

Liberty Media Corporation
Shane Kleinstein, 720-875-5432

Source: Liberty Media Corporation